Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of May 23, 2024, by and among ALLURE GLOBAL SOLUTIONS, INC., a Georgia corporation (“AGS”), CREATIVE REALITIES, INC., a Minnesota corporation (“CRI”) and REFLECT SYSTEMS, INC., a Delaware corporation (“RS”), jointly and severally (AGS, CRI and RS, individually and collectively, the “Borrower”), for valuable consideration, receipt of which hereby is acknowledged, hereby pledge to FIRST MERCHANTS BANK, an Indiana state bank (“Bank”), and grant to Bank a security interest in, the following collateral, wherever located, now existing and hereafter arising or coming into existence (the “Collateral”):

1.

All of Borrower’s assets, including without limitation, Accounts, Cash, Inventory, Equipment, General Intangibles, Intellectual Property, Chattel Paper, Investment Property, Instruments, Documents, Letter of Credit Rights, Supporting Obligations, Deposit Accounts, Securities Accounts and Commercial Tort Claims;

2.

All moneys, cash, credits, securities, investment property, and other property of any nature whatsoever of Borrower now or hereafter in the possession of or from, under the custody or control of, or on deposit with (whether held by Borrower individually or jointly with another and including specifically but not by way of limitation all demand, deposit, savings, or other similar accounts) Bank, including but not limited to cash collateral accounts; and

3.	The proceeds (including insurance proceeds) and products of the foregoing in whatever form the same may be,

for the purpose of securing the payment and performance of all indebtedness, liabilities and other obligations of Borrower to Bank, now existing or hereafter arising, including without limitation, the Obligations.

Borrower and Bank are parties to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented, or extended, the “Credit Agreement”). Capitalized terms used herein but not defined shall have the meanings set forth in the Credit Agreement.

Borrower further warrants to and agrees with Bank as follows:

1.	Execution of Appropriate Documentation with Respect to Collateral.

1.1

With respect to any and all of the Collateral, Borrower agrees to do and cause to be done all things reasonably necessary or appropriate to perfect, maintain the priority of and keep in full force and effect the security interest in the Collateral granted by Borrower to Bank, including, but not limited to, the payment upon demand therefor by Bank of all reasonable, documented, and out-of-pocket fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any document or the taking of any action deemed reasonably necessary by Bank to perfect, protect, or enforce a security interest in any of the Collateral for the benefit of Bank, subject only to Permitted Liens. All amounts not so paid when due will be added to the Obligations and (in addition to other rights and remedies resulting from such non-payment) will bear interest from demand until paid in full at the Default Rate.

1.2

Borrower authorizes Bank to file one or more financing statements, as deemed necessary by Bank (including but not limited to any correction statements as set forth more fully in UCC Section 9-518), which financing statements lists or otherwise describes the Collateral as consisting of all of Borrower’s assets or words to that effect, regardless of the actual description of the Collateral set forth in this Agreement.

1.3

In addition to the foregoing and not in limitation thereof, Borrower agrees to furnish Bank with properly executed control agreements at the request of the Bank. The foregoing shall not be deemed to be consent by Bank to Borrower maintaining any Deposit Account contrary to the requirements of the Credit Agreement.

1.4

In addition to the foregoing and not in limitation thereof, Borrower agrees to furnish Bank, evidence of the placement of a restrictive legend on tangible chattel paper constituting of Collateral (and the tangible components of electronic Chattel Paper constituting of Collateral), and will take all appropriate action acceptable to Bank sufficient to establish Bank’s control of such electronic Chattel Paper (and the electronic components of such hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending will have priority as against a lien creditor, a purchaser of such Collateral from Borrower, or a security interest perfected by any Person not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to Bank and sufficient under applicable law so that Bank will have a security interest in all such Collateral perfected by control.

1.5

In addition to the foregoing and not in limitation thereof, Borrower agrees to deliver to Bank, or, if Bank has specifically consented in each instance, to an agent or bailee of Bank who has acknowledged such status in a properly executed control agreement, in the case of Pledged Interests in the form of certificated securities, possession of duly executed endorsements or stock powers in blank, as the case may be, all in form and substance acceptable to Bank, and subject only to Permitted Liens.

2.

Insurance.  The Borrower will keep the Collateral insured at all times in accordance with the requirements set forth in the Credit Agreement. If Borrower fails to carry any insurance required to be carried by Borrower under the terms of this Credit Agreement, Bank, at its option, may procure and maintain such insurance. The appropriate certificates of all policies of insurance required to be carried under the Credit Agreement will be delivered to Bank upon the Closing Date. Borrower will deliver to Bank a new policy (or certificate if requested by Bank) as replacement for any expiring policy at least 30 days before the date of such expiration. All policies of insurance required by this Section will contain a standard lender loss payee clause in favor of Bank and a waiver of insurer’s right of subrogation against funds paid under the standard lender loss payee endorsement. Borrower hereby assigns to Bank all amounts recoverable under any such policy. The amount collected by Bank will be applied in accordance with the Credit Agreement.

3.

Payment of Expenses by Bank.  At its option during the existence of an Event of Default, Bank may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance and preservation of the Collateral, as determined by Bank to be reasonably necessary, and such expenditures will become a part of the Obligations and (in addition to other rights and remedies resulting from such non-payment) will bear interest from demand until paid in full at the Default Rate. Borrower will reimburse Bank upon demand for any payment so made or any expense incurred by Bank pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Bank.

4.

Notification of Account Debtors.  Bank at any time after the occurrence and during the continuance of an Event of Default, with notice to Borrower, may notify any Persons who are indebted to Borrower with respect to any of the Collateral of the collateral assignment thereof to Bank and may direct such Account Debtors to make payment directly to Bank of the amounts due. At the request of Bank after the occurrence and during the continuance of an Event of Default, Borrower will direct any Persons who are indebted to Borrower with respect to any of the Collateral to make payment directly to Bank. Bank is authorized to give receipts to such Account Debtors for any such payments and the Account Debtors will be protected in making such payments to Bank.

5.	Representations, Warranties and Covenants. Borrower represents, warrants and covenants to Bank that, except for any Permitted Liens:

5.1

General. Borrower will take all reasonable actions to defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrower’s name in which it has executed this Agreement is the exact legal name as it appears in Borrower’s organizational documents, as amended, as filed with Borrower’s jurisdiction of organization.

5.2

Intangibles. Each General Intangible is genuine and enforceable in accordance with its terms, except as the same may be limited by reorganization, bankruptcy, insolvency, moratorium or other laws affecting generally the enforcement of creditors’ rights and general principles of equity, and Borrower will take all reasonable actions to defend the same against all claims, demands, set offs and counterclaims at any time asserted.

5.3

Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other material information with respect to its Accounts and Chattel Paper constituting Collateral are correctly stated in all material respects in the records of Borrower relating thereto and in all invoices and Borrowing Base Certificates with respect thereto furnished to the Bank by Borrower from time to time. With respect to Borrower’s Accounts comprising a portion of the Borrowing Base, except as specifically disclosed on the most recent Borrowing Base Certificate delivered to Bank, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Borrower’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor for any material extension of time for the payment thereof, any compromise or settlement for materially less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (iv) to Borrower’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Borrower’s books and records and any invoices, statements and Borrowing Base Certificates with respect thereto; (v) Borrower has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (vi) Borrower has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due. With respect to all of Borrower’s Accounts, the amounts shown on all invoices, statements and Borrowing Base Certificates with respect thereto are actually and absolutely owing to Borrower as indicated thereon and are not in any way contingent and Borrower will either deposit to a Borrower’s account at Bank all payments with respect to its Accounts or direct all Account Debtors to make payments with respect to its Accounts to a Borrower’s account at Bank.

5.4

Inventory. Borrower is not involved in any consignment arrangement with regard to any of the Collateral. With respect to any of Borrower’s Inventory scheduled or listed on the most recent Borrowing Base Certificate delivered to Bank, (a) such Inventory (other than Inventory in transit, out for repair, or with an employee, independent contractor or customer in the ordinary course of business) is located at one of Borrower’s locations set forth in the Perfection Certificate, (b) no Inventory (other than Inventory in transit, out for repair, or with an employee, independent contractor or customer in the ordinary course of business) is now, or shall at any time or times hereafter be stored at any other location, (c) Borrower has good title to such Inventory and such Inventory is not subject to any Lien except for Permitted Liens, (d) except as specifically disclosed in the most recent Borrowing Base Certificate delivered to Bank, such Inventory is Eligible Inventory of good and saleable quality, free from any defects, ordinary wear and tear excepted, (e) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and (f) the completion of manufacture, sale or other disposition of such Inventory by the Bank following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which such property is subject.

5.5

Commercial Tort Claims. Borrower holds no Commercial Tort Claims (which, for the purposes hereof, will be defined as set forth in the UCC, provided that it will refer only to such claims that have been asserted in a judicial proceeding) of which it has not advised Bank in writing within 10 Business Days of the filing of such claim, and which, upon such filing will constitute Collateral and subject to the terms of this Agreement.

5.6

Intellectual Property. Borrower does not have any interest in, or title to, any patent, trademark or copyright registered with the United States Patent and Trademark Office or United States Copyright Office, as applicable, except as set forth on Schedule 5.6. Bank may at its discretion file a supplemental security agreement relating to any and all patents, trademarks, and applications registered with the United States Patent and Trademark Office for any of the foregoing, in a form satisfactory to the Bank and suitable for recording in the records of the United States Patent and Trademark Office.

5.7

Equipment. As of the Closing Date, none of its Equipment is covered by any certificate of title, except for the trailers, tanks and vehicles described in Schedule 5.7. Borrowers will give provide Bank with an updated Schedule 5.7 within 30 days after request from the Bank. Borrowers will, upon request of Bank following a Title Lien Event, deliver to Bank or its designee the original of any or all of their title certificates and provide and/or file all other documents or instruments necessary to have the Lien of Bank noted on any such certificate or with the appropriate jurisdiction.

6.	Instruments, Securities and other Investment Property.

6.1

Exhibit A includes an accurate list of all Instruments, Securities and other Investment Property (the “Pledged Interests”) owned by Borrower. Borrower is the direct, sole beneficial owner and sole holder of record of the Pledged Interests listed on Exhibit A as being owned by it, free and clear of any Liens, except for any Permitted Liens. Borrower further represents and warrants that (i) all Pledged Interests owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Interests) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Bank representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, Borrower has so informed the Bank so that the Bank may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Interests held by a securities intermediary are covered by a control agreement among Borrower, the securities intermediary and the Bank pursuant to which the Bank has Control and (iv) all Pledged Interests which represent Indebtedness owed to Borrower have been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder. In addition, (i) none of the Pledged Interests owned by it have been issued or transferred in material violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Interests or (B) obligate the issuer of any Equity Interest included in the Pledged Interests to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by Borrower of such Pledged Interests pursuant to this Agreement or for the execution, delivery and performance of this Agreement by Borrower, or for the exercise by the Bank of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Interests pursuant to this Agreement, in each case, other than to the extent any such failure to obtain such consent could have a Material Adverse Effect and except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

6.2

Except as set forth on Exhibit A Borrower owns 100% of the issued and outstanding Equity Interests which constitute Pledged Interests owned by it and none of the Pledged Interests which represent Indebtedness owed to Borrower is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture. Borrower will (a) deliver to the Bank immediately upon execution of this Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Bank upon receipt and immediately thereafter deliver to the Bank any such Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Bank's request, deliver to the Bank (and thereafter hold in trust for the Bank upon receipt and immediately deliver to the Bank) any Document evidencing or constituting Collateral and (d) promptly upon the Bank's request, deliver to the Bank a duly executed amendment to this Agreement, in the form satisfactory to the Bank pursuant to which Borrower will pledge such additional Collateral. Borrower will permit the Bank from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Interests owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Interests not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Bank granted pursuant to this Agreement. With respect to any Pledged Interests owned by it, Borrower will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Interests and (b) any securities intermediary which is the holder of such Pledged Interests, to cause the Bank to have and retain Control over such Pledged Interests. Without limiting the foregoing, Borrower will, with respect to any such Pledged Interests held with a securities intermediary, cause such securities intermediary to enter into a control agreement giving the Bank Control.

6.3

Without in any way limiting the foregoing, until the occurrence of an Event of Default, Borrower shall have the right to exercise all voting rights or other rights relating to the Pledged Interests owned by it for all purposes not inconsistent with this Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Bank in respect of such Pledged Interests. Borrower will permit the Bank or its nominee at any time after the occurrence and during the continuance of an Event of Default, with notice, to exercise all voting rights or other rights relating to the Pledged Interests owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Interests as if it were the absolute owner thereof. Until the occurrence of an Event of Default, Borrower shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Interests owned by it to the extent not in violation of the Credit Agreement; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement. All other distributions made in violation of the Credit Agreement in respect of any Pledged Interests owned by Borrower, whenever paid or made, shall be delivered to the Bank to hold as Pledged Interests and shall, if received by Borrower, be received in trust for the benefit of the Bank, be segregated from the other property or funds of Borrower, and be forthwith delivered to the Bank as Pledged Interests in the same form as so received (with any necessary endorsement). Each Borrower agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by Borrower shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction.

7.

Receivers.  Unless otherwise prohibited by applicable law, upon or at any time after the occurrence and during the continuance of an Event of Default, Bank may obtain the appointment of a receiver of the Collateral. Such appointment may be made without regard to (i) the solvency or insolvency, at the time of application for such receiver, of the Person or Persons liable for the payment of the Obligations; and (ii) the value of the Collateral at such time. Such receiver will have the power to take possession, control, and care of the Collateral and to collect all accounts resulting therefrom. Notwithstanding the appointment of any receiver, trustee, or other custodian, Bank will be entitled to the possession and control of any cash, or other instruments at the time held by, or payable or deliverable under the terms of this Agreement to Bank.

8.

Borrower’s Consent.  Borrower consents, with respect to any of the Collateral, to all extensions or postponements of time of payment thereof, to the acceptance of partial payments thereon and to the settlement, compromise and adjustment thereof, all in such manner and at such time or times as Bank deems advisable, in any case during the existence of an Event of Default.

9.	Default.

9.1

Upon the occurrence and during the continuance of any Event of Default, Bank may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a secured party under applicable law, as it may be amended from time to time, including but not limited to the right to take possession and sell, lease or otherwise dispose of the Collateral and, at its option, operate, use or exercise any rights of ownership pertaining to the Collateral as the Bank deems necessary to preserve the value and receive the benefits of the Collateral and notifying all Persons subject to a control agreement who may otherwise have possession or control of any of the Collateral and taking possession of any such Collateral. Upon the occurrence and during the continuance of an Event of Default, Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and take possession of and remove the same therefrom. At the request of Bank, Borrower agrees to store for a reasonable period all or any part of the Collateral in such a way as to prevent deterioration of any of the Collateral on property owned by Borrower, and Borrower will insure such Collateral for the benefit of Bank. Borrower gives permission to Bank to conduct a sale of any or all of the Collateral, which sale may be conducted on any real property owned by Borrower without charge or interference by Borrower. Bank may require Borrower to make the Collateral available to Bank at a place to be designated by Bank that is reasonably convenient to both parties. Borrower waives all claims for damages by reason of any seizure, repossession, retention, use, or sale of the Collateral under the terms of this Agreement.

9.2

For the purpose of enabling the Bank to exercise the rights and remedies, upon the occurrence and during the continuance of any Event of Default, each Borrower hereby (a) grants to the Bank a nonexclusive license (exercisable without payment of royalty or other compensation to any Borrower) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by any Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Bank may sell any of Borrower’s Inventory directly to any Person, including without limitation Persons who have previously purchased Borrower’s Inventory from Borrower and in connection with any such sale or other enforcement of such Bank’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to Borrower and any Inventory that is covered by any copyright owned by or licensed to Borrower and the Bank may finish any work in process and affix any trademark owned by or licensed to Borrower and sell such Inventory as provided herein. For the avoidance of doubt, when this Security Agreement terminates, the license granted in this Section 9.2 shall automatically terminate.

9.3

The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by Bank will be applied to the Obligations in the order determined by Bank in its sole discretion. If any excess remains after the discharge of all of the Obligations, the same will be paid to Borrower. If after exhausting all of the Collateral, there should be a deficiency, Borrower will be liable therefor to Bank, provided, however, that nothing contained herein will obligate Bank to proceed against the Collateral prior to making a claim against Borrower or any other party obligated under the Obligations or prior to proceeding against any other collateral for the Obligations. Whenever notice is required by law to be sent by Bank to Borrower of any sale, lease or other disposition of the Collateral, ten (10) days written notice sent to Borrower’s address set forth in the Credit Agreement will be reasonable.

10.

Rights of Bank.  Borrower hereby gives Bank the power and right, on behalf of Borrower, following the occurrence of an Event of Default and during the continuance thereof, and with notice to Borrower but without assent from Borrower, to do the following:

10.1	to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Collateral;

10.2

to commence and prosecute any suits, actions or proceeding at law or in equity in any court of competent jurisdiction to collect any of the Collateral and to enforce any other right in respect of the Collateral;

10.3	to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as Bank may deem appropriate; and

10.4

generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral, and to do, at Bank’s option, at any time, or from time to time, all acts and things which Bank deems necessary to protect or preserve the Collateral and Bank’s security interest and rights therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

The rights conferred upon Bank hereunder are solely to protect Bank’s interests in the Collateral and will not impose any duty upon it to exercise any such rights. Bank will have no obligation to preserve any rights of any third parties in the Collateral. Bank will be accountable only for amounts that it actually receives as a result of the exercise of such rights, and neither it nor any of its officers, directors, employees or agents will be responsible to Borrower for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except for its own gross negligence or willful misconduct.

11.	General.

11.1

Waiver.  No delay or omission on the part of Bank to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or an acquiescence therein nor will the action or non-action of Bank in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature.

11.2	Notices. All notices, demands, requests, consents or approvals and other communications required or permitted hereunder will be in writing and will be given in accordance with the Credit Agreement.

11.3

Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns, provided, however, that Borrower may not assign, transfer, or delegate any of Borrower’s obligations under this Agreement in whole or in part without the prior written consent of Bank and Bank at any time may assign this Agreement in whole or in part in accordance with Section 8.08 of the Credit Agreement. All references herein to the “Borrower” and “Bank” will be deemed to apply to Borrower and Bank and their respective heirs, administrators, successors and permitted assigns. Any purported assignment, delegation, or transfer in violation of this Section is void.

11.4

Modifications.  No modification or waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing by all parties and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.

11.5

Joint and Several Obligations.  If this Agreement is executed by more than one Person as the “Borrower,” the obligations of such Persons hereunder will be joint and several. Unless otherwise specified herein, any reference to “Borrower” will mean each such Person executing this Agreement individually and all of such Persons collectively. Each Borrower waives all suretyship defenses.

11.6

Illegality.  If fulfillment of any provision hereof or any transaction related hereto or of any provision of this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect.

11.7

Continuing Agreement. This is a continuing agreement and will continue in effect until Payment in Full, at which time this Security Agreement shall automatically terminate and the liens and security interests hereunder shall automatically be released and the Bank shall, upon request and at the expense of the Borrower, execute and deliver all UCC termination statements and/or documents reasonably requested by the Borrower evidencing such termination and return to the Borrower all Collateral in its possession.

11.8	Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

11.9	Headings. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

11.10

Liability of Bank.  Borrower hereby agrees that Bank will not be chargeable for any negligence, mistake, act or omission of any employee, accountant, examiner, agent or attorney employed by Bank (except for their gross negligence or willful misconduct) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

11.11

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing or delivering this Agreement electronically shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed electronically or delivered by electronic transmission.

11.12

Definitions.  Capitalized terms used herein and not otherwise defined herein or in the Credit Agreement will be given the definitions set forth in the UCC. To the extent that a capitalized term is defined in Article 9 of the UCC differently than in another Article of the UCC of such state, the term will be given the meaning set forth in Article 9 of the UCC.

11.13

Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by Bank and will be deemed to be made in the State of Indiana. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Indiana, excluding its conflict of laws rules, and will include all matters arising out of or relating to this Agreement, including without limitation claims as to its validity, interpretation, construction, performance, and all claims sounding in tort. Borrower hereby irrevocably consents to the nonexclusive jurisdiction of any state or federal court in the State of Indiana; provided that nothing contained in this Agreement will prevent Bank from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Bank and Borrower agree that the venue provided above is the most convenient forum for both Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

11.14

WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Borrower acknowledges that Borrower has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

“BORROWER”

ALLURE GLOBAL SOLUTIONS, INC.

a Georgia corporation

By:                      /s/ Will Logan

Will Logan, Chief Financial Officer

CREATIVE REALITIES, INC.

a Minnesota corporation

By:                      /s/ Will Logan

Will Logan, Chief Financial Officer

REFLECT SYSTEMS, INC.

a Delaware corporation

By:                      /s/ Will Logan

Will Logan, Chief Financial Officer

“BANK”

First Merchants Bank

By:         /s/ Charlie Hageboeck

Print Name:         Charlie Hageboeck

Title:      Assistant Vice President

[Signature Page to Security Agreement]

Exhibit A

Pledged Interests

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